UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
May 26, 2006

BIOSANTE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

(847) 478-0500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On May 26, 2006, BioSante Pharmaceuticals, Inc., its President and Chief Executive Officer, its Chief Financial Officer, Treasurer and Secretary, one of its directors, and Leah Lehman, Ph.D., BioSante’s former Vice President of Product Development, entered into a Confidential Settlement Agreement regarding an employment-related dispute, the details of which were previously disclosed in a Form 8-K filing by BioSante on February 17, 2006. Under the Settlement Agreement, the parties thereto agreed to voluntarily withdraw and dismiss any and all charges, claims and pending litigation with prejudice and execute mutual releases and covenants not to sue. BioSante agreed to pay Lehman post-termination installment payments in the aggregate amount of $780,000 in equal installments in accordance with BioSante’s regular payroll cycle through December 31, 2007 and to secure such payments with an irrevocable letter of credit. BioSante also agreed to pay the legal fees incurred by Lehman in the amount of $110,000. BioSante believes that its insurance carrier will be responsible for a substantial portion of the settlement and legal fees and costs incurred in settling this matter. In exchange for the payments, Lehman agreed, among other things, to honor through June 30, 2007, non-competition and non-solicitation obligations as provided in the Employment Agreement dated December 15, 2000 by and between her and BioSante, a copy of which was filed as an exhibit to BioSante’s most recent annual report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By: /s/ Louis W. Sullivan, M.D.
Louis W. Sullivan, M.D.
Chairman of the Board

Dated: May 26, 2006